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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Equity Incentive Plan of TriPath Imaging, Inc. (f/k/a AutoCyte, Inc.) ("TriPath") and to (i) the use of our report dated February 5, 1999, with respect to the financial statements of TriPath as of December 31, 1998 and 1997, for the years ended December 31, 1998 and 1997, and for the period from November 22, 1996 through December 31, 1996, and (ii) the use of our report dated June 13, 1997, with respect to the financial statements of the Cytology and Pathology Automated Business of Roche Imaging Analysis Systems, Inc., as of December 31, 1995 and November 21, 1996, and for the years ended December 31, 1995 and 1994, and for the period from January 1, 1996 through November 21, 1996 included in TriPath's Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                 /s/ Ernst & Young LLP



Raleigh, North Carolina
October 7, 1999